UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2020 (January 12, 2020)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (321) 939-3416

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	KMPH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

January 2020 Exchange Agreement and Amendment to 2019 Notes

On January 12, 2020, KemPharm, Inc., a Delaware corporation (the “Company”), entered into a January 2020 Exchange Agreement (the “January 2020 Exchange Agreement”) with M. Kingdon Offshore Master Fund, LP (the “Holder”). Under the January 2020 Exchange Agreement, the Company is issuing a senior secured convertible note in the aggregate principal amount of $3,037,354.16 (the “2020 Note”), in exchange for the cancellation of an aggregate of $3,037,354.16 principal amount and accrued interest of the Company’s 5.50% Senior Convertible Notes due 2021 (the “Indenture Notes”). Upon entering into the January 2020 Exchange Agreement, the Company agreed to pay the Holder an interest payment of $37,354.17, which represents 50% of the accrued and unpaid interest, as of January 13, 2020, on the Indenture Notes owned by the Holder. The remainder of such interest will be included in the principal amount of the 2020 Note.

The 2020 Note bears interest at 6.75% per annum. The 2020 Note is convertible into shares of the Company’s common stock at an initial conversion price of $5.85 per share, subject to adjustment in accordance with the terms of the 2020 Note. As of the date of issuance, the 2020 Note is convertible, by its terms, into an aggregate of 519,206 shares of the Company’s common stock. The conversion price of the 2020 Note will be adjusted downward if the Company issues or sells any shares of its common stock, convertible securities, warrants or options at a sale or exercise price per share less than the greater of the 2020 Note’s conversion price or the closing sale price of the Company’s common stock as reported on the Nasdaq Global Market on the last trading date immediately prior to such issuance, or, in the case of a firm commitment underwritten offering, on the date of execution of the underwriting agreement between the Company and the underwriters for such offering. Although, if the Company effects an “at the market offering” as defined in Rule 415 of the Securities Act or 1933, as amended (the “Securities Act”), of its common stock, the conversion price of the 2020 Note will be adjusted downward pursuant to this anti-dilution adjustment only if such sales are made at a price less than $5.85 per share, provided that this anti-dilution adjustment will not apply to any sales made under (x) that certain Purchase Agreement, dated February 28, 2019, by and between the Company and Lincoln Park Capital Fund, LLC, (y) that certain Common Stock Sales Agreement, dated as of September 4, 2018, by and between the Company and RBC Capital Markets, LLC, or (z) that certain September 2019 Exchange Agreement and Amendment to Facility Agreement, dated as of September 3, 2019, by and among the Company, Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P. (as amended). Notwithstanding anything in the contrary in the 2020 Note, the anti-dilution adjustment of the 2020 Note shall not result in the conversion price of the 2020 Note being less than $0.583 per share, representing the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding signing the January 2020 Exchange Agreement. The 2020 Note is convertible at any time at the option of the Holder, provided that the Holder is prohibited from converting the 2020 Note into shares of the Company’s common stock if, as a result of such conversion, the Holder (together with certain affiliates and “group” members) would beneficially own more than 4.985% of the total number of shares of the Company’s common stock then issued and outstanding. Pursuant to the 2020 Note, the Holder has the option to demand repayment of all outstanding principal, and any unpaid interest accrued thereon, in connection with a Major Transaction (as defined in the 2020 Note), which shall include, among others, any acquisition or other change of control of the Company; a liquidation, bankruptcy or other dissolution of the Company; or if at any time after March 31, 2021, shares of the Company’s common stock are not listed on an Eligible Market (as defined in the 2020 Note). The 2020 Note is subject to specified events of default, the occurrence of which would entitle the Holder to immediately demand repayment of all outstanding principal and accrued interest on the 2020 Note. Such events of default include, among others, failure to make any payment under the 2020 Note when due, failure to observe or perform any covenant under the Facility Agreement (as defined below) or the other transaction documents related thereto (subject to a standard cure period), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgement levied against the Company and a material default by the Company under the Warrant or the Notes (each as defined in the Facility Agreement).

The January 2020 Exchange Agreement contains customary representations, warranties and covenants made by the Company and the Holder.

As a result of the transactions contemplated under the January 2020 Exchange Agreement, the Holder has agreed to defer any payments due (including all future accrued interest) under the Indenture Notes until March 31, 2021 and waived any put right under the Indenture Notes with regard to any delisting of the Company’s common stock until March 31, 2021. Following the exchange by the Holder of its Indenture Notes, the Company no longer has any Indenture Notes outstanding.

In connection with entering into the January 2020 Exchange Agreement, on January 12, 2020, the Company entered into an Amendment to Facility Agreement and December 2019 Notes and Consent (the “Amendment”) with the other parties thereto that, among other things, (i) amended the Company’s existing Senior Secured Convertible Notes issued on December 18, 2019 (the “2019 Notes”) to (a) reduce the Conversion Price (as defined in the 2019 Notes) from $17.11 to $5.85 per share and (b) increase the Floor Price (as defined in the 2019 Notes) from $0.38 to $0.583 per share, and (ii) amended that certain Facility Agreement, dated as of June 2, 2014, as amended (the “Facility Agreement”), by and among the Company and the other parties thereto, to (x) provide for the Holder to join the Facility Agreement as a Lender (as defined in the Facility Agreement) and (y) provide that the 2020 Note and shall constitute a “Senior Secured Convertible Note” (as defined in the Facility Agreement) for purposes of the Facility Agreement and other Transaction Documents (as defined in the Facility Agreement). As a result of the Amendment, the 2019 Notes are convertible, by their terms, into an aggregate of 11,753,016 shares of the Company’s common stock, assuming a conversion date of January 13, 2020.

The foregoing descriptions of the January 2020 Exchange Agreement, the 2020 Note and the Amendment are a summary and are qualified in their entirety by Exhibits 10.1, 10.2 and 10.3 attached hereto, each of which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 related to the 2020 Note, the Amendment and the January 2020 Exchange Agreement is hereby incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the January 2020 Exchange Agreement, the 2020 Note, the Amendment and the 2019 Notes is hereby incorporated by reference into this Item 3.02.

The 2020 Note was offered and sold to the Holder under the January 2020 Exchange Agreement in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Holder represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D. The 2020 Note was offered without any general solicitation by the Company or its representatives.

Any shares of the Company’s common stock issuable upon conversion of the 2020 Note or the 2019 Notes will be issued in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 related to the January 2020 Exchange Agreement, the Amendment, the 2019 Notes and the 2020 Note is hereby incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	January 2020 Exchange Agreement, dated as of January 12, 2020, by and between KemPharm, Inc. and M. Kingdon Offshore Master Fund, LP.

10.2	Senior Secured Convertible Note, dated as of January 13, 2020.

10.3	Amendment to December 2019 Notes and Consent, dated as of January 12, 2020, by and among KemPharm, Inc. and the signatories party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMPHARM, INC.

	By:	/s/ R. LaDuane Clifton
Date: January 13, 2020		R. LaDuane Clifton, CPA Chief Financial Officer, Secretary and Treasurer